Ex-99.B(b)invbylawamend

AMENDMENT TO BYLAWS

RESOLVED, That the Bylaws of Waddell & Reed InvestEd Portfolios, Inc. are amended by substitution of the following for Article VII, regarding Capital Stock:

ARTICLE VII
CAPITAL STOCK

Section 7.01. Share Certificates:

(a)
Shares of stock of the Corporation shall be issued in book-entry form in accordance with the Maryland General Corporation Law, without the issuance of certificates, unless otherwise determined pursuant to a resolution of the Board of Directors. If issued, certificates shall be in a form as the Board of Directors shall approve and shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and certify the number of shares owned by him or her and shall be signed by, or in the name of the Corporation by, the president or a vice-president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation; provided, however, that where any certificate is signed by a transfer agent or assistant transfer agent or by a transfer clerk acting on behalf of the Corporation, the signature of any such president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile, printed or engraved. If any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on, any certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

(b)
The Board of Directors, in its discretion, may, by written notice to the registered owners of each certificate share of stock of the Corporation, require the surrender of stock certificates to the Corporation for cancellation. Such surrender and cancellation shall not affect the ownership of the stock of the Corporation.

Section 7.02. Transfer of Capital Stock:

(a)
Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the Board of Directors, with such proof of authenticity.

(b)
The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

Section 7.03. Transfer Regulations: Except as provided in the Articles of Incorporation and Section 7.02, the shares of the Corporation may be freely transferred, subject to the charging of customary transfer fees, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of the Corporation.

Section 7.04. Fixing of Record Date: The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any shareholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action; provided that such record date shall be a date not more than 90 nor less than 10 days prior to the date on which the particular action requiring such determination of shareholders of record will be taken.

Section 7.05. Lost, Stolen or Destroyed Certificates: Before issuing a new certificate for shares of stock of the Corporation alleged to have been lost, stolen or destroyed, and if the Board of Directors has authorized the issuance of certificates of shares of stock of the Corporation, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his or her legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.

I certify that I am the Secretary of the Corporation, and as such officer, have custody of the minute books of the Corporation, and that the foregoing resolutions are true and correct resolutions duly passed by the Board of Directors of the Corporation at a meeting held on November 28, 2007.

/s/Mara D. Herrington
Mara Herrington, Secretary

Dated this 28th day of November, 2007